Exhibit 5.1

Tom Coll

(858) 550-6013

collta@cooley.com

May 4, 2022

Intrinsic Medicine, Inc.

500 Yale Avenue North

Seattle, Washington 98109

Ladies and Gentlemen:

We have acted as counsel to Intrinsic Medicine, Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company of a Registration Statement (No. 333-264219) on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission, including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 4,791,667 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), to be sold by the Company (including up to 625,000 Shares that may be sold by the Company upon exercise of an option to purchase additional shares to be granted to the underwriters) (the “Company Shares”). The Company is also registering (i) the resale of up to 13,857,995 shares of Common Stock that may be sold by certain selling stockholders described in the Registration Statement and the Prospectus (the “Selling Stockholder Shares”) consisting of (a) 98,000 that are currently outstanding, (b) up to 182,000 shares of Common Stock that the Company is obligated to issue upon the closing of the underwritten offering contemplated by the Prospectus pursuant to an existing contract (the “Contract”), (c) up to 4,921,487 shares of Common Stock that may be acquired upon the exercise of warrants that are currently outstanding (the “Warrants”) to purchase shares of Common Stock, and (d) up to 8,656,508 shares of Common Stock that may be acquired upon the conversion of principal and interest outstanding under convertible promissory notes that are currently outstanding (the “Notes”) (the shares of Common Stock referenced in clauses (b), (c) and (d), the “Contingent Shares”), (ii) the issuance of (a) a warrant to purchase shares of Common Stock of the Company (the “Representative’s Warrant”) to a representative of the underwriters, and (b) up to 1,233,147 shares of Common Stock issuable upon exercise of the Representative’s Warrant (the “Representative’s Warrant Shares”).

In connection with this opinion, we have (i) examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Company’s Certificate of Incorporation, as amended, and Bylaws, each as currently in effect, (c) the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, filed as Exhibits 3.2 and 3.4 to the Registration Statement, respectively, each of which is to be in effect immediately prior to the closing of the offering contemplated by the Registration Statement, (d) the form of Representative’s Warrant, filed as Exhibit 4.5 to the Registration Statement, and (e) originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below, and (ii) assumed that the Company Shares will be sold at a price established by the Board of Directors of the Company or a duly authorized committee thereof.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not independently verified such matters.

Cooley LLP    4401 Eastgate Mall, San Diego, CA 92121-1909

t: (858) 550-6000    f: (858) 550-6420    cooley.com

Intrinsic Medicine, Inc.

May 4, 2022

Page Two

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware and, as to the Representative’s Warrant constituting a valid and legally binding obligation of the Company, the laws of the State of New York. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

With respect to our opinion regarding the Representative’s Warrant and the Representative’s Warrant Shares, (i) we have assumed that the exercise price of the Representative’s Warrant at the time of exercise is equal to or greater than the par value of the Common Stock, and (ii) we express no opinion to the extent that future issuances of securities of the Company, including the Representative’s Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, cause the Representative’s Warrant to be exercisable for more shares of the Common Stock than the number that then remain available for issuance.

With regard to our opinion concerning the Representative’s Warrant constituting a valid and binding obligation of the Company:

(i)    our opinion is subject to, and may be limited by, (a) applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance, debtor and creditor, and similar laws which relate to or affect creditors’ rights generally, and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law;

(ii)    our opinion is subject to the qualification that (a) the enforceability of provisions for indemnification or limitations on liability may be limited by applicable law and by public policy considerations, and (b) the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before which the request is brought;

(iii)    we express no opinion with respect to any provision of the Representative’s Warrant that: (a) relates to the subject matter jurisdiction of any federal court of the United States of America or any federal appellate court to adjudicate any controversy related to the Warrants; (b) specifies provisions may be waived in writing, to the extent that an oral agreement or implied agreement by trade practice or course of conduct has been created that modifies such provision; (c) contains a waiver of an inconvenient forum; (d) provides for liquidated damages, default interest, late charges, monetary penalties, prepayment or make-whole payments or other economic remedies; (e) relates to advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitations, trial by jury, service of process or procedural rights; (f) restricts non-written modifications and waivers; (g) provides for the payment of legal and other professional fees where such payment is contrary to law or public policy; (h) relates to exclusivity, election or accumulation of rights or remedies; or (i) provides that provisions of the Warrants are severable to the extent an essential part of the agreed exchange is determined to be invalid and unenforceable; and

(iv)    we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the Representative’s Warrant.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that (i) the Company Shares, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable, (ii) the Selling Stockholder Shares, other than the Contingent Shares, have been validly issued and are fully paid and non-assessable, (iii) the Contingent Shares, when issued, (a) with respect to the shares issuable under the Contract, when the conditions specified in the Contract have occurred, (b) with respect to the Warrants, upon exercise of the

Cooley LLP    4401 Eastgate Mall, San Diego, CA 92121-1909

t: (858) 550-6000    f: (858) 550-6420    cooley.com

Intrinsic Medicine, Inc.

May 4, 2022

Page Three

Warrants against payment therefor as provided in the Warrants, and (c) with respect to the Notes, upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and nonassessable, (iv) the Representative’s Warrant, when sold and issued against payment therefor as described in the Registration Statement and the Prospectus, will constitute a valid and binding obligation of the Company, and (iv) the Representative’s Warrant Shares, when issued upon exercise of the Representative’s Warrant against payment therefor as provided in the Representative’s Warrant, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By: /s/ Tom Coll

Tom Coll

Cooley LLP    4401 Eastgate Mall, San Diego, CA 92121-1909

t: (858) 550-6000    f: (858) 550-6420    cooley.com